Exhibit (a)(14)

                            SCUDDER SECURITIES TRUST

                              Amended and Restated
                    Establishment and Designation of Classes
                of Shares of Beneficial Interest, $.01 Par Value
                               (The "Instrument")

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Securities Trust, a Massachusetts business trust (the "Fund"), take this action pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 21, 1987 (the "Declaration of Trust"). The Trustees have previously designated the shares of beneficial interest (the "Shares") of the series of the Fund heretofore designated as Scudder 21st Century Growth Fund (the "Series") as Scudder 21st Century Growth Fund - Class A Shares, Scudder 21st Century Growth Fund - Class B Shares, Scudder 21st Century Growth Fund - Class C Shares, Scudder 21st Century Growth Fund - Class S Shares and Scudder 21st Century Growth Fund - Class AARP Shares. The Trustees hereby further divide the authorized and unissued shares of the Series into the class designated below in paragraph 1 (the "Class"), the Class to have the special and relative rights specified in this Instrument:

         1.       The Class shall be designated as follows:

                  Scudder 21st Century Growth Fund - Class I Shares

         2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of shares of the Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Series upon liquidation of the Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         3.       Upon the effective date of this Instrument:

                  a. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Series shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Series may, pursuant to a Plan adopted by the

Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

          4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

          Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of the Commonwealth of Massachusetts.



   /s/Henry P. Becton, Jr.                    /s/Joan E. Spero
   --------------------------------           ----------------------------------
   Henry P. Becton, Jr., as Trustee           Joan E. Spero, as Trustee


   /s/Linda C. Coughlin                       /s/Jean Gleason Stromberg
   --------------------------------           ----------------------------------
   Linda C. Coughlin, as Trustee              Jean Gleason Stromberg, as Trustee


   /s/Dawn-Marie Driscoll                     /s/Jean C. Tempel
   --------------------------------           ----------------------------------
   Dawn-Marie Driscoll, as Trustee            Jean C. Tempel, as Trustee


   /s/Edgar R. Fiedler                        /s/Steven Zaleznick
   --------------------------------           ----------------------------------
   Edgar R. Fiedler, as Trustee               Steven Zaleznick, as Trustee


   /s/Keith R. Fox
   --------------------------------
   Keith Fox, as Trustee


Dated:   Nov. 13, 2000



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